Exhibit 23.1


                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Metromedia International Group, Inc.:

We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectuses.


                                          KPMG Peat Marwick LLP

New York, New York
October 7, 1997